Exhibit 10.3

WAIVER AND AMENDMENT NO. 3 TO CREDIT AGREEMENT

                THIS WAIVER AND AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Waiver and Amendment”) is entered into as of October 3, 2002, by and among HAUSER, INC., a Delaware corporation (the “Company”), HAUSER TECHNICAL SERVICES, INC., a Delaware corporation (“HTS”), BOTANICALS INTERNATIONAL EXTRACTS, INC., a Delaware corporation, and ZETAPHARM, INC., a New York corporation, (collectively, the “Borrowers”), and WELLS FARGO BANK, N.A. (the “Lender”).

RECITALS

                                WHEREAS, the Borrowers are currently indebted to the Lender pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement dated as of December 7, 2001 (the “Current Agreement”; as amended hereby and from time to time, the “Agreement”); and

                                WHEREAS, the Lender and the Borrowers have agreed to certain changes in the terms and conditions set forth in the Current Agreement and have agreed to amend the Current Agreement to reflect said changes; and

                                WHEREAS, the Lender has agreed to waive compliance by the Borrowers with  certain provisions of the Agreement.

                                NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.            Amendments.

1.             In Section 1.01 of the Current Agreement, the defined term “Commitment” is amended by replacing the dollar amount “$9,500,000” with the dollar amount “$10,000,000”.

2.             In Section 1.01 of the Current Agreement, the defined term “Revolving Credit Commitment” is amended by replacing the dollar amount “$9,500,000” with the dollar amount “$10,000,000”.

B.            Waivers.

1.                     The Lender hereby waives compliance by the Borrowers with their covenants contained in Section 6.03(a)(ii), Section 6.03(c), Section 6.03(d), Section 6.06 and Section 6.08 of the Agreement so as to permit (i) the sale of the real property located at 4750 Nautilus Court South, Boulder, Colorado 80301 (the “Premises”) to 4750 Nautilus Court South, LLC, a Colorado limited liability company (the “Purchaser”) in accordance with the terms and conditions of a Contract to Buy and Sell Real Estate (Commercial), dated as of June 6, 2002, as amended by the First Amendment to Contract to Buy and Sell Real Estate (Commercial), dated August 28, 2002 (the “Purchase Agreement”), a true and complete copy of which the Borrowers have furnished to the Lender, (ii) the lease of the Premises from the Purchaser pursuant to the Lease of Space, dated as of September 1, 2002, between the Purchaser and Hauser Contract Research Organization, a division of HTS, a true a complete copy of which has been furnished to the Lender and (iii) the payment of the Proceeds to Zuellig Botanicals, Inc., a Delaware corporation (“Zuellig”) as partial repayment of indebtedness to Zuellig.

2.                     The Lender hereby releases its liens on the Premises, if any (but not on the Proceeds (as defined below)).

C.            Conditions.

Notwithstanding the foregoing, this Waiver and Amendment is subject the following conditions:

1.             The net cash proceeds from the sale of the Premises at the closing of the sale of the Premises (the “Closing”) shall not be less than $1,598,494.76 (the “Proceeds”);

2.             The Company shall have irrevocably directed Purchaser to pay the entire amount of the Proceeds to Zuellig, in partial payment of amounts due to Zuellig  from the Company, pursuant to a letter of direction substantially in the form attached hereto as Exhibit A;

4.             The Lender shall have received payment of the Proceeds pursuant to Section D.1 below;

5.             Purchaser shall have delivered to the Lender a Landlord’s Waiver, with respect to any of the Lender’s Collateral located on the Premises;

6.             Borrowers shall have delivered to Lender a duly executed Revolving Credit Note substantially in the form attached hereto as Exhibit B (the “Revolving Credit Note”), which Revolving Credit Note will supersede and replace the existing Revolving Credit Note, dated August 31, 2002;

7.             Zuellig shall have executed and delivered to the Lender, and Zuellig Group, N.A., Inc. shall have acknowledged and agreed to, a Waiver of Credit Agreement dated the hereof, and all conditions set forth in such Waiver of Credit Agreement shall have been satisfied;

9.             If the Closing under the Purchase Agreement and payment of the Proceeds to the Lender shall not have occurred on or prior to October 4, 2002, then this Waiver and Amendment will be void and of no force and effect.

10.           Borrowers shall have paid or reimbursed the Lender for all of the Lender’s costs and expenses, including fees and disbursements of outside counsel and allocated in-house counsel, in connection with, or related to, the negotiating and execution and effectiveness of this Waiver and Amendment.

D.            General.

1.             Any amounts payable to the Lender hereunder shall be paid by wire transfer to the following account:

Wells Fargo Bank, N.A.

ABA 121000248

BNF=LAG OPS Account # 02714-50720

OBI=Zuellig-obligor #9978768505

2.             Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification.  Borrowers acknowledge that except as specifically provided in this Waiver and Amendment, nothing in this Waiver and Amendment shall affect Borrowers’ obligations under the Agreement, which obligations remain valid, binding and enforceable, or shall constitute a waiver by Lender of any of Lender’s rights or remedies, now or at any time in the future, with respect to any requirement under the Agreement or with respect to an Event of Default or Default, occurring now or at any time in the future

3.             All terms defined in the Agreement shall have the same meaning when used in this Waiver and Amendment.  This Waiver and Amendment and the Agreement shall be read together as one document. This Waiver and Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single document.

4.             The Borrowers hereby remake all representations and warranties contained in the Agreement and reaffirm all covenants set forth therein.  Without limiting the foregoing, Borrowers hereby confirm that their obligations under Section 9.03 of the Agreement apply to Lender’s indemnity obligations under the Landlord’s Waiver dated the date hereof by and between the Lender and 4750 Nautilus Court South, LLC and acknowledged and agreed to by certain of the Borrowers.  The Borrowers further certify that as of the date of this Waiver and Amendment, giving effect to the provisions hereof, there exists no Event of Default as defined in the Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first written above.

HAUSER, INC.		WELLS FARGO BANK, N.A.

By:	/s/ Kenneth C. Cleveland	By:	/s/ Art Brokx
Name: Kenneth Cleveland		Name: Art Brokx
Title: President		Title: Vice President

HAUSER TECHNICAL SERVICES, INC.

By:	/s/ Thomas W. Hanlon
Name: Thomas W. Hanlon
Title: Secretary and Treasurer

BOTANICALS INTERNATIONAL EXTRACTS, INC.

By:	/s/ Kenneth C. Cleveland
Name: Kenneth C. Cleveland
Title: Chief Executive Officer

ZETAPHARM, INC.

By:	/s/ Thomas W. Hanlon
Name: Thomas W. Hanlon
Title: Secretary and Treasurer